Pegasystems and Chordiant Delivering the Next Generation of Customer Experience Transformation March 15 2010 th Exhibit E

100% cash offer from Pega for all outstanding shares of Chordiant

Pega adds Chordiant's technology and domain expertise to bolster growth plans in BPM and CRM

Combined global customer base, including many of the world's largest organizations, can now take advantage of these complementary solutions

Many synergies in industry verticals, channels and geographies. Combined depth in customer-facing sales, professional services and support

Acquisition helps Pega's massive hiring needs for talented and experienced professionals.

The deal expected be accretive to Pega (contributing to growth) in 2010 and even more so in 2011

Pega

2 Pegasystems 2010 Highlights

- Chordiant customers assured ongoing support to protect investments
- Chordiant customers get upgrade options that can be mashed-up into existing platforms
- Pegasystems customers can now add predictive and adaptive analytics
- Chordiant customers can take advantage of Pegasystems intent-driven process automation and vertical industry frameworks

©

3 Pegasystems 2010 Pegasystems - Confidential Support & Expand Customer Options

Chordiant
Optimizing the Customer Experience

Pega

## CHRD

- *"Never let a customer fail"*
- Innovative predictive decision management technology
- Many high-value customers in maintenance
- Depth of staff with domain expertise

## PEGA

- *"No customer left behind"*
- Increased R&D investment to fuel innovation
- 70%+ of revenue from existing customers
- Massive hiring to meet growth demands. Influx of CHRD talent will speed this

Pega

Growth Synergies 4 Pegasystems 2010

Chordiant.
Optimizing the Customer Experience

Pega

## CHRD

- Commitment to SOA and JEE
- Experienced Java teams and deep JEE experience
- Experience in SOA integration projects
- Professional services and partner strength in customer service and contact center desktops

## PEGA

- “Insanely” open architecture can absorb and extend traditional Java
- Proven SCRUM and agile methodologies and tools for engineering project success
- Autonomic event services management for optimizing and tuning
- Advanced Cloud deployments opportunities to address SaaS

Pega

5 © Pegasystems 2010 Early Commitment to Open Systems Speeds Integration 5 © Pegasystems 2010

Pega

Chordiant.
Optimizing the Customer Experience

Pega

6
Pegasystems 2010
CEM
Next
generation
CXT
BPM
Shared Vision
Customer Process
Management built on
BPM for multi-channel
customer service
desktops, call centers
and Cloud-based
platform as a service
operations
Customer Experience
Management with
predictive and adaptive
analytics to optimize
customer experience

Cross Channel Interaction and Presentation

Intelligent Customer Service Desktop

Enterprise Process and Case Management

Predictive and Adaptive Analytics

Decision Management, Policies and Rules

Business Goals and Customer Strategies

Business Performance Improvement and Optimizations

©

Pega

7 Pegasystems 2010 What do Customers Get?

8
Pegasystems 2010
Combination to Bolster Partner Success
• Complementary partner
ecosystems
• Combined set of partners enables
further industry specific specialization
and penetration
• Expanded product portfolio to help
partners realize incremental growth
• Deliver higher value business solutions
that take advantage of broader product
portfolio

TATA
TATA CONSULTANCY SERVICES

accenture
High performance. Delivered.

Capgemini
CONSULTING.TECHNOLOGY.OUTSOURCING

IBM

patni

Cognizant

Infosys

HCL

CSC

Virtusa
Conceive. Transform. Optimize.

WIPRO
Applying Thought

.msg
systems

PRICE WATERHOUSE COOPERS

Mahindra Satyam

TRITEK
SOLUTIONS

KnowledgeRules
Making Corporate Knowledge Work

RULESWARE

Pega

9 Pegasystems 2010 Combined Global Strategic Alliances

Pega

Chordiant®

Optimizing the Customer Experience

©

Pega

10 Pegasystems 2010 The Next Generation of Customer Experience Transformation

11
Pegasystems 2010
Additional Information About the Proposed Transaction and Where To Find It
This document is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company.
Stockholders of the Company are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. At the time the tender offer is commenced, Pegasystems Inc. and Maple Leaf
Acquisition Corp. will file tender offer materials with the U.S. Securities and Exchange Commission, and the
Company will file a Solicitation/Recommendation Statement with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the
Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of the Company at no expense to them. The tender offer materials and the Solicitation/Recommendation
Statement will be made available for free at the Commission’s web site at
www.sec.gov.
Free copies of these
documents will be made available by Pegasystems Inc. by mail to 101 Main Street, Cambridge, MA 02142-1590.
In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the
Solicitation/Recommendation Statement, the Company and Pegasystems Inc. file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by the Company or Pegasystems Inc. at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Company’s and Pegasystems Inc.’s filings with the
Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at
http://www.sec.gov.